Merrill Lynch                                     Merrill Lynch
                                                  International Bank Unlimited

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                                                  Telex: 8811047 MERLYN G

December 20, 1995

Fotoball USA, Inc.
Mr. David Forster
3738 Ruffin Road
San Diego, CA 92123

Re: U.S. $1,000,000.00 Facility Agreement dated (December 8, 1994)

Dear Mr. Forster:

We are writing to give notice to Fotoball USA, Inc, (the "Client") of the following:

1.  The amount of the Facility will be increased to the amount of US
    $3,000,000.00.

2. The Standby Letter of Credit front end fee will be reduced to (1%) per annum payable semi-annually.

3. A Revised Risk Disclosure Statement is endorsed which should be signed and returned to the Bank.

This letter is and shall be part of the "Agreement" as defined in the Terms Sheet forming part of the above Facility Agreement. Kindly acknowledge receipt of this letter by signing and returning the enclosed copy, together with the completed Risk Disclosure Statement.


Yours faithfully,

For and on behalf of
Merrill Lynch Intemational Bank Limited
_______________________

We acknowledge receipt of your letter.

Signed, Client: /s/ David Forster                   Date: December 26,1995
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